                                                                    EXHIBIT 99.2

                      INFINITY FINANCIAL TECHNOLOGY, INC.
                          CONSOLIDATED BALANCE SHEETS
                       (In thousands, except share data)

                                ASSETS
                                                                        DECEMBER 31,
                                                                    1996            1995
                                                                  --------        --------
Current assets:

 Cash and cash equivalents.......................................  $36,952         $ 3,517
 Receivables, less allowance for doubtful accounts of $250 and
  $195 at December 31, 1996 and December 31, 1995, respectively..   18,802           6,686
 Deferred tax asset..............................................      887             569
 Prepaid expenses and other current assets.......................      337             212
                                                                   -------         -------
  Total current assets...........................................   56,978          10,984
Property and equipment, net......................................    2,896           1,449
Other assets.....................................................      430             415
                                                                   -------         -------
  Total assets...................................................  $60,304         $12,848
                                                                   =======         =======

         LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
 Accounts payable ...............................................  $ 1,739         $   218
 Accrued compensation ...........................................    3,959           1,533
 Payable to former stockholder...................................       --           1,277
 Other accrued liabilities.......................................    2,861             665
 Deferred revenue................................................   10,399           2,806
 Current portion of capital lease obligations....................      368             213
                                                                   -------         -------
     Total current liabilities...................................   19,326           6,712
Long-term portion of capital lease obligations...................      553             303
Other long-term liabilities......................................       --              67

Commitments:
Stockholders' equity:
   Preferred stock, $0.001 par value; 5,000,000 shares
     authorized; None outstanding at December 31, 1996 and
     3,083,334 outstanding at December 31, 1995..................       --           1,053
   Common stock, $0.001 par value; 50,000,000 shares authorized;
     18,157,936 and 12,486,200 shares issued and outstanding as
     of December 31, 1996 and 1995, respectively.................   32,207           1,570
   Deferred stock compensation...................................     (508)             --
   Notes receivable from stockholders............................     (826)         (1,025)
   Cumulative translation adjustment.............................      (21)             --
   Retained earnings.............................................    9,573           4,168
                                                                   -------         -------
     Total stockholders' equity..................................   40,425           5,766
                                                                   -------         -------
     Total liabilities and stockholders' equity..................  $60,304         $12,848
                                                                   =======         =======


         See accompanying notes to consolidated financial statements.

                      INFINITY FINANCIAL TECHNOLOGY, INC.
                       CONSOLIDATED STATEMENTS OF INCOME
                     (In thousands, except per share data)


                                                                   YEAR ENDED DECEMBER 31,
                                                            --------------------------------------
                                                              1996           1995           1994
                                                            --------       --------       --------
Revenues:
 License revenues..........................................  $32,417        $19,033         $ 9,021
 Service revenues..........................................    9,131          5,705           3,574
                                                             -------        -------         -------
  Total revenues...........................................   41,548         24,738          12,595

Costs and expenses:
 Cost of revenues..........................................    5,321          2,915           2,660
 Sales and marketing.......................................   15,128          7,693           3,296
 Research and development..................................    9,137          6,098           3,340
 General and administrative................................    3,463          2,356           1,175
                                                             -------        -------         -------
  Total costs and expenses.................................   33,049         19,062          10,471
                                                             -------        -------         -------
Income from operations.....................................    8,499          5,676           2,124
Other income, net..........................................      218             31              15
                                                             -------        -------         -------
Income before provision for income taxes...................    8,717          5,707           2,139
Provision for income taxes.................................    3,312          2,258             498
                                                             -------        -------         -------
Net income.................................................    5,405          3,449           1,641
Series B preferred stock redemption........................       --         (1,276)             --
                                                             -------        -------         -------
Net income attributable to common stockholders.............  $ 5,405        $ 2,173         $ 1,641
                                                             =======        =======         =======
Net income per share attributable to common stockholders:
  Primary..................................................    $0.28          $0.12           $0.10
                                                             =======        =======         =======
  Fully diluted............................................    $0.28          $0.12           $0.09
                                                             =======        =======         =======
Shares used in per share calculations:
  Primary..................................................   19,208         18,312          16,354
                                                             =======        =======         =======
  Fully diluted............................................   19,243         18,382          17,866
                                                             =======        =======         =======


         See accompanying notes to consolidated financial statements.

                      INFINITY FINANCIAL TECHNOLOGY, INC.
                CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                       (In thousands, except share data)

                                                                                NOTES
                                      CONVERTIBLE                DEFERRED     RECEIVABLE     CUMULATIVE                TOTAL
                                       PREFERRED     COMMON       STOCK         FROM        TRANSLATION   RETAINED  STOCKHOLDERS'
                                         STOCK       STOCK     COMPENSATION  STOCKHOLDERS    ADJUSTMENT   EARNINGS     EQUITY
                                      ------------  --------  ------------- --------------  ------------  --------  --------------

Balances at December 31, 1993          $   201      $    76    $    --        $   (31)         $  --       $   354     $   600
   Issuance of 679,164 shares
     of common stock under option
     plans                                               32                                                                 32
   Repurchase of 290,000 shares
     of common stock                                    (12)                                                               (12)
   Issuance of 2,083,334 shares
     of Series C preferred stock,
     net of issuance costs of $904         853                                                                             853
   Net income                                                                                                1,641       1,641
                                       -------      -------    -------        -------          -----       -------     -------
Balances at December 31, 1994            1,054           96         --            (31)            --         1,995       3,114
   Issuance of 2,494,558 shares
     of common stock under option
     plans                                            1,028                      (803)                                     225
   Issuance of 240,000 shares of
     common stock                                       360                      (200)                                     160
   Compensation recorded for
     accelerated vesting of
     options                                             86                                                                 86
   Repurchase of 1,400,000 shares
     of Series B preferred stock            (1)                                                             (1,276)     (1,277)
   Repayment of stockholder note                                                    9                                        9
   Net income                                                                                                3,449       3,449
                                       -------      -------    -------        -------          -----       -------     -------
Balances at December 31, 1995            1,053        1,570         --         (1,025)            --         4,168       5,766
   Issuance of 578,878 shares of
     common stock under option
     plans                                              229                       (60)                                     169
   Issuance of 9,524 of common
     stock pursuant to purchase
     agreement                                          100                                                                100
   Issuance of 2,000,000 shares
     of common stock in initial
     public offering,  net of
     issuance costs of $3,370                        28,630                                                             28,630
  Conversion of preferred stock
     into common stock                  (1,053)       1,053                                                                 --
   Deferred stock compensation                          625       (625)                                                     --
   Amortization of deferred
     stock compensation                                            117                                                     117
   Repayment of stockholder
     notes                                                                        259                                      259
   Cumulative translation
     adjustment                                                                                  (21)                      (21)
   Net income                                                                                                5,405       5,405
                                       -------      -------    -------        -------          -----       -------     -------
Balances at December 31, 1996          $    --      $32,207    $  (508)       $  (826)         $ (21)      $ 9,573     $40,425
                                       =======      =======    =======        =======          =====       =======     =======


         See accompanying notes to consolidated financial statements.

                      INFINITY FINANCIAL TECHNOLOGY, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (In thousands)



                                                                             YEAR ENDED DECEMBER 31,
                                                                          -----------------------------
                                                                            1996       1995      1994
                                                                          ---------  --------  --------

Cash flows from operating activities:

 Net income.............................................................  $  5,405   $ 3,449   $ 1,641

 Adjustments to reconcile net income to net cash provided by (used in)
    operating activities:
  Depreciation, amortization and other..................................     1,106       847       417

 Changes in assets and liabilities:
  Receivables...........................................................   (12,116)   (2,599)   (2,809)
  Deferred tax asset....................................................      (318)     (397)       (1)
  Prepaid expenses and other current assets.............................      (140)     (332)     (189)
  Accounts payable......................................................     1,521       118       (16)
  Accrued compensation..................................................     2,426       627       634
  Payable to former stockholder.........................................    (1,277)    1,277        --
  Other accrued liabilities and long-term liabilities...................     2,108      (114)      595
  Deferred revenue......................................................     7,593      (897)    2,578
                                                                          --------   -------   -------
    Net cash provided by (used in) operating activities.................     6,308     1,979     2,850
                                                                          --------   -------   -------

Cash flows used in investing activities:
 Capital expenditures...................................................    (1,736)     (650)     (569)

Cash flows provided by (used in) financing activities:
 Payments of notes payable..............................................        --        --      (635)
 Payments of notes receivable from stockholders.........................       259         9        --
 Principal payments of capital lease obligations........................      (295)     (164)      (84)
 Proceeds from issuance of common stock.................................    28,899       385        32
 Repurchase of preferred stock..........................................        --    (1,277)      (12)
 Net proceeds from issuance of preferred stock..........................        --        --       853
                                                                          --------   -------   -------
    Net cash provided by (used in) financing activities.................    28,863    (1,047)      154
                                                                          --------   -------   -------
Net increase (decrease)  in cash and cash equivalents...................    33,435       282     2,435
Cash and cash equivalents at beginning of period........................     3,517     3,235       800
                                                                          --------   -------   -------
Cash and cash equivalents at end of period..............................  $ 36,952   $ 3,517   $ 3,235
                                                                          ========   =======   =======

SUPPLEMENTAL INFORMATION:

 Cash paid during the period:
   Income taxes paid....................................................  $  2,825   $ 2,793   $   223
                                                                          ========   =======   =======
  Interest paid.........................................................  $     69   $    79   $    48
                                                                          ========   =======   =======

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

 Equipment acquired under capital lease.................................  $    700   $   464   $   272
                                                                          ========   =======   =======
 Issuance of common stock in exchange for notes receivable..............  $     60   $ 1,003   $    --
                                                                          ========   =======   =======
 Conversion of preferred stock to common stock..........................  $  1,053   $    --   $    --
                                                                          ========   =======   =======

         See accompanying notes to consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Description of Business

Infinity Financial Technology, Inc. ("Infinity" or the "Company") develops, markets and supports object-oriented, client/server software solutions for financial trading and risk management. The Company provides a comprehensive range of customer support services, including maintenance, training, and consulting. Infinity's principal markets for its products and services are primarily in North America, Western Europe and Asia/Pacific. The Company was incorporated in California in 1989 and was reincorporated in Delaware in 1996.

Basis of Presentation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. Intercompany balances and transactions are eliminated in consolidation. Certain amounts from prior years have been reclassified to conform to current year presentation.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions which affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates, and such differences could affect the results of operations reported in future periods.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Foreign Currency Translation

In 1996, the Company established subsidiaries in the United Kingdom and Japan. The functional currency of the United Kingdom subsidiary is the U.S. dollar and the functional currency of the Japan subsidiary is the local currency. Gains and losses on the translation into U.S. dollars of amounts denominated in foreign currencies are included in net income for those operations whose functional currency is the U.S. dollar and as a separate component of stockholders' equity for those operations whose functional currency is the local currency. Assets and liabilities denominated in foreign currencies are translated using exchange rates at the end of the period, and revenues and costs are translated using average exchange rates for the period.

In order to reduce the effect of foreign currency fluctuations on its results of operations, the Company hedges its exposure on certain intercompany and customer receivables which are denominated in foreign currencies through the use of forward exchange contracts. The forward exchange contracts do not subject Infinity to significant market risk from exchange rate movements because the contracts offset foreign currency balances and transactions being hedged. The Company does not use financial instruments for trading or speculative purposes. Realized and unrealized gains and losses on forward exchange contracts and the underlying transactions being hedged are included in interest and other income, net. There were no forward exchange contracts outstanding as of December 31, 1996 and 1995.

Concentration of Credit Risk and Significant Customers

The Company's total revenues consist primarily of license and service revenues from financial institutions in the United States, Canada, Japan, Australia, Germany, France and the United Kingdom. The Company sells primarily to large institutions, and therefore does not obtain collateral against its outstanding receivables. Infinity maintains reserves for potential credit losses and historically such losses have been immaterial. During 1996, two customers accounted for 11% and 10% of total revenues. During 1995, one customer accounted for 14% of total revenues, and during 1994, three customers accounted for 18%, 15% and 10% of total revenues.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. The Company maintains deposits with various banks and invests its excess cash in money market funds which bear minimal risk. Cash equivalents consist of money market instruments at December 31, 1996 and 1995.

Property and Equipment

Property and equipment are recorded at cost and depreciated on a straight-line basis over estimated useful lives, generally three to five years. Leasehold improvements are amortized over the lesser of the term of the lease or the estimated useful life of the asset. Assets under capital lease obligations are amortized over the shorter of the term of the lease or their useful lives on a straight-line basis, and such amortization is included with depreciation.

Revenue Recognition

The Company recognizes revenue in accordance with the American Institute of Certified Public Accountants Statement of Position 91-1 ("SOP 91-1"), "Software Revenue Recognition." License revenues less deferrals for warranty are recognized upon shipment only if no significant vendor obligations remain and collection of the resulting receivable is deemed probable. License warranty revenues are recognized ratably over the warranty period, generally 30 to 90 days. When the Company receives payment on licenses prior to shipment and fulfillment of significant vendor obligations, such payments are recorded as deferred revenue. Service revenues consist primarily of maintenance and support, training, consulting and co-development projects. Service revenues from customer maintenance fees for ongoing customer support and product updates are recognized ratably over the maintenance term, which is typically 12 months. Service revenues from customer training and consulting services are recognized as the service is performed. License and service revenues from agreements with multiple elements containing significant vendor obligations as well as service revenues from co-development contracts are recognized upon achievement of contractual milestones or on a percentage-of-completion basis.

Cost of Revenues

Cost of revenues, which primarily relate to costs of service revenues, include materials, sub-license royalties, a portion of development costs associated with joint product development agreements, a portion of technical support costs, and sub-contractor costs associated with purchased services. Costs of license revenues were immaterial for all periods presented.

Research and Development

Research and development expenditures are charged to operations as incurred. Statement of Financial Accounting Standard No. 86 "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed," requires capitalization of certain software development costs subsequent to the establishment of technological feasibility. Based on the Company's product development process, technological feasibility is established upon completion of a working model. Costs incurred by the Company between completion of the working model and the point at which the product is ready for general release have been insignificant.

Net Income Per Share

Net income per share is computed using the weighted average number of common shares outstanding and common equivalent shares arising from the assumed exercise of stock options using the treasury stock method and the conversion of Series A and Series C convertible preferred stock on the as-converted method. Pursuant to the Securities and Exchange Commission Staff Accounting Bulletins, common and common equivalent shares issued during the period commencing 12 months prior to the initial filing of the initial public offering at prices below the assumed public offering price have been included in the calculation as if they were outstanding for all periods presented prior to the initial public offering (using the treasury stock method). Fully diluted net income per share is computed using the weighted average common and common equivalent shares outstanding plus other dilutive shares outstanding which are not common equivalent shares. Other dilutive shares which are not common equivalent shares include Series B convertible preferred stock during the period such shares were outstanding.

In November 1995, the Company redeemed the Series B preferred stock for $1,277,000. The redemption decreased the income applicable to common stockholders in the calculation of net income per share in 1995. In October 1996, all outstanding Series A and Series C preferred stock was converted to common stock and adjusted for a two-for-one stock split effective upon the Company's initial public offering.

Stock-Based Compensation

The Company grants stock options to purchase a fixed number of shares to employees with an exercise price equal to the fair value of the shares at the date of grant. The Company accounts for stock option and employee stock purchase plans in accordance with APB Opinion No. 25, "Accounting for Stock Issued to Employees." In accordance with the provisions of the opinion, the Company has generally not recognized compensation expense in connection with such plans. In accordance with Statement of Financial Accounting Standard No. 123 "Accounting for Stock-Based Compensation" (SFAS No. 123), the Company has disclosed the estimated fair value of stock options in Note 6.

Other Fair Value Disclosures

At December 31, 1996 and 1995, the carrying value of notes receivable from stockholders approximates their fair value. The fair values of notes receivable from stockholders are estimated using discounted cash flow analyses, based on interest rates currently being offered for loans with similar terms to borrowers of similar credit quality.

3.  PROPERTY AND EQUIPMENT

Property and equipment as of December 31 are as follows (in thousands):

                                               1996     1995
                                             --------  -------

Furniture and office equipment               $ 1,570   $  699
Computer equipment                             2,980    1,672
                                             -------   ------
                                               4,550    2,371
Accumulated depreciation and amortization     (1,654)    (922)
                                             -------   ------
Property and equipment, net                  $ 2,896   $1,449
                                             =======   ======

4.  LEASE OBLIGATIONS AND OTHER COMMITMENTS

Assets acquired under non-cancelable capital leases consist of computer and office equipment with an aggregate cost basis of approximately $1,260,000 and $749,000 at December 31, 1996 and 1995, respectively, and accumulated amortization of approximately $364,000 and $257,000 at December 31, 1996 and 1995, respectively. Amortization expense of assets acquired under non-cancelable capital leases is included in depreciation expense of the Company's owned assets.

The Company leases office space under operating leases which expire beginning in March 1997 through March 2004. Under one lease, the Company has a two-year renewal option. The Company also rents certain property and equipment under operating leases. Rent expense for all operating leases for the years ended December 31, 1996, 1995 and 1994 was approximately $1,729,000, $1,207,000 and
$705,000, respectively, and is calculated on a straight-line basis.

Minimum future lease payments under all operating and capital lease obligations as of December 31, 1996 are as follows (in thousands):

                                               OPERATING LEASE  CAPITAL LEASE
                                                 OBLIGATIONS     OBLIGATIONS
                                               ---------------  --------------

Year ending December 31,
 1997                                                   $1,429       $  466
 1998                                                    1,082          373
 1999                                                    1,049          238
 2000                                                    1,070           --
 2001 and thereafter                                       437           --
                                                        ------       ------
Total minimum lease payments                            $5,067        1,077
                                                        ======       ======
Less amount representing interest                                      (156)
                                                                     ------
Present value of net minimum lease payments                             921
Less current portion                                                   (368)
                                                                     ------
Long-term portion                                                    $  553
                                                                     ======


5.  STOCKHOLDERS' EQUITY

Preferred Stock

Conversion of all outstanding preferred stock into common stock occurred at the Company's initial public offering of the Company's common stock in October 1996.

On January 31, 1994, the Company completed an offering of Series C preferred stock for gross proceeds of $1,757,000. As a condition to the stock purchase, the investors required the Company to terminate certain continuing covenants including certain cash payments due upon subsequent rounds of financing imposed on the Company in the 1992 settlement and buy-out of a former common stockholder. As a result, the Company paid $876,000 to the former common stockholder as consideration for his agreement to terminate these contractual covenants and restrictions and for his approval of the Series C preferred stock financing. These costs have been accounted for as issuance costs associated with the sale of the Series C preferred stock.

In November 1995, the Company exercised its right to repurchase all of the outstanding Series B preferred shares for $1,277,000. The excess of the repurchase cost over the stated value of the shares at the time of issuance to the stockholder has been recorded as a reduction of retained earnings in the statement of stockholders' equity.

Common Stock

The Company issues shares of common stock which are subject to the Company's right to repurchase at the original issuance price upon the occurrence of certain events as defined in the agreements. This right expires ratably over 48 months. At December 31, 1996 and 1995, 513,091 and 824,792 shares were subject to repurchase, respectively.

In 1995, the Company issued 200,000 shares under a stock purchase agreement. In connection with this agreement, the Company received a secured promissory note for $200,000. The note bears interest at 6.04% and is due and payable in March 1997.

At December 31, 1996 and 1995, the total number of shares of common stock reserved for future issuance under all option plans and conversion of Series A and C convertible preferred stock was 4,487,726 and 7,135,776, respectively. In addition, at December 31, 1996, a total of 300,000 shares of common stock are reserved for future issuance under the 1996 Employee Stock Purchase Plan.

Stock Options

The Company's 1989 Stock Option Plan (the "1989 Plan") authorizes the board of directors to grant incentive stock options or non-qualified stock options for up to 2,695,644 common shares to employees, consultants, officers and directors of the Company. The 1989 Plan is administered by the board of directors with the terms and conditions of options being generally left to the discretion of the board of directors.

Under the 1989 Plan, options may be granted at a price not less than fair value at the date of grant as determined by the board of directors or committee thereof, except for options granted to a person owning greater than 10% of the total combined voting power of all classes of stock of the Company, for which the exercise price of the options must not be less than 110% of the fair value at the time of grant as determined by the board of directors or committee thereof. Options generally become exercisable over a period of four years with 1/4 of the options vesting on the first anniversary of the option grant, and the remainder vesting ratably over the following 36 months. Options are exercisable for a term of five years after the date of grant.

The Company's 1993 Stock Incentive Plan (the "1993 Plan") authorizes the board of directors to grant incentive stock options or non-qualified stock options for up to 6,104,356 common shares to employees, consultants, officers and directors of the Company. The terms of the 1993 Plan are generally similar to the 1989 Plan, except that options are exercisable for a term of ten years after the date of grant.

In July 1996, the Company's board of directors adopted the 1996 Stock Incentive Plan (the "1996 Plan") which authorizes the board of directors to grant incentive stock options or non-qualified stock options for up to 800,000 common shares to employees, consultants, officers and directors of the Company. In addition, the board of directors also approved an increase of 250,000 in the number of shares authorized for issuance under the 1993 Plan. The terms of the 1996 Plan are generally the same as the 1993 Plan.

In the event of termination of employment or consulting services, the employee or consultant shall have the right to exercise any unexercised vested options within 30 or 90 days of the date of termination.

Under all three plans, employees may exercise options in exchange for a secured promissory note. In 1996, the Company issued a note for $60,000 bearing interest at 6.58% and due and payable beginning in June 1997 through June 2000. In 1995, the Company issued two notes for $750,000 and $52,500 bearing interest at 6.04% and 5.88%, respectively, which are due and payable beginning in September 1996 through September 2000. As of December 31, 1996, $236,250 of principal had been repaid on these notes.

The Company has recorded deferred compensation expense of $625,000 to reflect the difference between the grant price and the deemed fair value of certain of the Company's common stock options granted in 1995 and 1996. This amount is being amortized over a 48-month period consistent with the vesting period of the individual options. Compensation expense recognized in the year ended December 31, 1996 totaled $117,000.

In July 1996, the Company's board of directors adopted the 1996 Employee Stock Purchase Plan (the "Purchase Plan") which authorizes the issuance of 300,000 shares of common stock to its full-time employees, nearly all of whom are eligible to participate. Under the terms of the Purchase Plan, shares may be purchased at 85% of the lessor of the fair market value of the common stock on the grant or purchase date. Employees can choose to have up to 10% of their annual earnings (including base earnings, bonuses and commissions) withheld to purchase the Company's common stock, subject to a maximum of 500 shares during any six-month purchase period. Approximately 80% percent of eligible employees are participating in the plan which began on October 25, 1996. No shares were purchased under the Purchase Plan in 1996.

6. STOCK BASED COMPENSATION

The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock issued to Employees" (APB No. 25) and related interpretations in accounting for its employee stock options because, as discussed below, the alternative fair value accounting provided for under SFAS No. 123 requires use of options valuation models that were not developed for use in valuing employee stock options. Under APB No. 25, because the exercise price of the Company's employee stock option equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

Pro forma information regarding net income and earnings per share is required by SFAS No. 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method of the Statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted average assumptions for the year ended December 31:


                                    1996       1995
                                    ----       ----

 Risk-free interest rate %          6.00       6.21
 Dividend yield %                      0          0
 Volatility of market price %(1)      51          0
 Expected option life, years        2.77       2.70


    (1) Since the Company was not public during 1995, the minimum-value method was used for 1995 whereby volatility is assumed to be 0%. Options granted in 1996 during the period in which the Company was not public were also valued using the minimum value method. There was only one grant in 1996 that was issued subsequent to the Company's initial public offering, and that grant was valued using the indicated volatility assumption.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. Had the compensation cost for the Company's stock option plans been determined consistent with SFAS No. 123, the Company's net income and earnings per share would have been reduced to the pro forma amounts indicated below for the year ended December 31 (in thousands, except earnings per share data):

                                       1996      1995
                                     --------  --------

Net income:
         As reported                  $5,405    $2,173
         Pro forma                     5,218     2,135
Primary earnings per share:
         As reported                  $ 0.28    $ 0.12
         Pro forma                      0.27      0.12
Fully diluted earnings per share:
         As reported                  $ 0.28    $ 0.12
         Pro forma                      0.27      0.12

Because SFAS No. 123 is applicable only to options granted subsequent to 1994, its proforma effect will not be fully reflected until 2000.

A summary of the Company's stock option activity, and related information for the year ended December 31 follows:

                                                 1996                            1995                             1994
                                     ----------------------------  -------------------------------   -------------------------------

                                                      WEIGHTED                         WEIGHTED                          WEIGHTED
                                       OPTIONS        AVERAGE          OPTIONS          AVERAGE          OPTIONS         AVERAGE
                                       (000'S)     EXERCISE PRICE      (000'S)      EXERCISE PRICE       (000'S)      EXERCISE PRICE

                                     ------------  --------------  ---------------  --------------   ---------------  --------------


Outstanding - beginning of year          2,941         $0.49             3,831            $0.11            3,126            $0.06
Granted                                  1,591          5.56             2,021             1.07            1,832             0.16
Exercised                                 (579)         0.39            (2,495)            0.42             (679)            0.05
Canceled                                  (335)         1.33              (416)            0.22             (448)            0.07
                                        ------         -----            ------            -----            -----            -----
Outstanding - end of year                3,618         $2.66             2,941            $0.49            3,831            $0.11
                                        ======         =====            ======            =====            =====            =====
Exercisable at end of year               1,156         $0.71               741            $0.15            1,219            $0.07
Weighted average fair value of
options granted during the year         $ 0.91                          $ 0.16                               N/A


The following table summarizes information about options outstanding at December 31, 1996:


                                           OPTIONS OUTSTANDING                            OPTIONS EXERCISABLE
                                -----------------------------------------------     ------------------------------
                                                 WEIGHTED
                                                  AVERAGE
                                  NUMBER         REMAINING         WEIGHTED           NUMBER          WEIGHTED
    RANGE OF                    OUTSTANDING     CONTRACTUAL         AVERAGE         EXERCISABLE        AVERAGE
 EXERCISE PRICES                  (000'S)          LIFE          EXERCISE PRICE       (000'S)       EXERCISE PRICE
----------------                -----------     -----------      --------------     -----------     --------------
$ 0.04 to  0.15                     889             5.5             $ 0.10             611             $ 0.09
  0.18 to  1.50                   1,159             7.4               0.78             404               0.64
  2.00 to  3.50                     731             8.9               3.38             136               3.29
  4.00 to  6.00                     474             9.3               4.51               0               0.00
 10.50 to 18.75                     365             9.2              10.98               5              10.50
---------------                   -----             ---             ------           -----             ------
$ 0.04 to 18.75                   3,618             7.7             $ 2.66           1,156             $ 0.71
===============                   =====             ===             ======           =====             ======

7. INCOME TAXES

The provision for income taxes consist of the following (in thousands):

                                       YEAR ENDED DECEMBER 31,
                                   1996          1995          1994
                                 --------      --------      --------
Current:
   Federal                        $2,712        $1,786         $ 112
   State                             488           515            72
   Foreign                           430           354           330
                                  ------        ------         -----
                                   3,630         2,655           514
Deferred (prepaid):
   Federal                          (282)         (328)          (31)
   State                             (36)          (69)           15
                                  ------        ------         -----
                                  $3,312        $2,258         $ 498
                                  ======        ======         =====

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before income taxes. The source and tax effects of the differences are as follows (in thousands):


                                                 YEAR ENDED DECEMBER 31,
                                             1996        1995           1994
                                           --------     -------       --------
  Expected tax at 34%                      $ 2,964      $1,940        $   727
  State income tax,
    net of federal benefit                     329         294             57
  Research and development
    credit                                     (81)        (47)           (58)
  Reduction in valuation
    allowance                                   --          --           (225)
  FSC benefit                                  (88)       (106)            --
  Other                                        188         177             (3)
                                           -------      ------        -------
                                           $ 3,312      $2,258        $   498
                                           =======      ======        =======

Deferred taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred taxes are as follows (in thousands):

                                                YEAR ENDED DECEMBER 31,
                                                 1996              1995
                                               ------           -------
        Reserves and accruals                  $  827           $   324
        Other - net                                60               245
                                               ------           -------
        Total deferred tax asset               $  887           $   569
                                               ======           =======

Management has concluded that a valuation allowance is not required based on its assessment that current and future levels of taxable income will be sufficient to realize the tax benefit.

8. FOREIGN OPERATIONS

The Company markets and sells its products and services in a single industry segment. Net sales, operating income and identifiable assets consist of the following (in thousands):

                                   YEAR ENDED DECEMBER 31,
                                  1996      1995      1994
                                --------  --------  --------
 Net Sales:
   United States -
     domestic                    $10,038    $8,748   $ 6,489
   United States -
     export                       27,247   $15,990     6,106
   Japan                           4,263        --        --
                                 -------   -------   -------
      Total net sales            $41,548   $24,738   $12,595
                                 =======   =======   =======
 Operating Income:
   United States                 $ 8,260    $5,676   $ 2,124
   Japan                             239        --        --
                                 -------   -------   -------
      Total operating
       income                    $ 8,499    $5,676   $ 2,124
                                 =======   =======   =======
 Identifiable Assets:
   United States                 $59,149   $12,848   $ 8,885
   Japan                           1,155        --        --
                                 -------   -------   -------
      Total identifiable
       assets                    $60,304   $12,848   $ 8,885
                                 =======   =======   =======

In 1996, the Company established subsidiaries in the United Kingdom and Japan. There were no significant foreign operations during fiscal 1996 other than Japan. During the fiscal years ended December 31, 1995 and 1994, the Company had no significant foreign operations.

Operating profit is total revenues less total operating expenses. In computing operating profit, none of the following items have been added or deleted: interest expense, interest income, foreign currency translation gain or loss, or income taxes. Identifiable assets are those assets of the Company which are identified with the operations of the corresponding geographic area.

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


The Board of Directors and Stockholders
Infinity Financial Technology, Inc.

We have audited the accompanying consolidated balance sheets of Infinity Financial Technology, Inc. as of December 31, 1996 and 1995, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1996. Our audits also included the financial statement schedule listed in the Index at Item 14(a). These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Infinity Financial Technology, Inc. at December 31, 1996 and 1995, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.



Palo Alto, California                             /s/ ERNST & YOUNG LLP
January 21, 1997